Exhibit 10.11

*** Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

CONTRACT FOR THE PROVISION OF SERVICES

BETWEEN THE UNDERSIGNED:

Intermarché Alimentaire International, a simplified joint-stock company, having its registered office at 24 rue Auguste Chabrières, 75015 Paris Cedex 15, registered under the unique identification number 341 192 227 in the Evry Trade and Companies Register, mandated by Publicis Media France, a simplified joint-stock company, having its registered office at 17/19 rue Breguet, 75011 Paris, registered under the unique identification number 421 326 042 in the Paris Trade and Companies Register, represented by Galienne de Tournemire, acting in her capacity as Business Director, duly authorised to sign this document,

Hereinafter, the “Client”

ON THE ONE HAND,

AND

Near Intelligence, a simplified joint-stock company with share capital of €61,650.88, whose registered office is at 39, rue Godot de Mauroy, 75009 Paris, registered in the Paris Trade and Companies Register under number 805 138 153, represented by Rahul Agarwal in his capacity as CEO, duly authorised for the purposes hereof,

Hereinafter, the “Provider”

ON THE OTHER HAND.

Hereinafter referred to individually as the “Party” and jointly as the “Parties”.

WHEREAS:

Near (hereinafter the “Provider”) offers a targeted marketing campaign distribution platform (hereinafter the “Drive to Store Platform”) to generate traffic in the Client’s points of sale by distributing advertising (hereinafter the “Advertisements”) to targeted persons using digital terminals (hereinafter the “Users”), and by measuring the number of visits to these points of sale. This Drive to Store Platform is based on a technology that makes it possible to offer customised operations for each point of sale, to adapt the distribution to the catchment area of each point of sale of the Client, and to target affinity users with its brand.

The Provider purchases advertising inventories from publishers (hereinafter the “Publishers”) with a view to the distribution of these Advertisements on the Publishers’ media to the Users referred to in the Campaign (hereinafter the “Media”).

The Client wishes to use the Provider’s Drive to Store Platform in order to carry out marketing operations, local or national, to support sales events or to put the catalogue on digital format.

The Parties have therefore come together to define in this contract (hereinafter the “Contract”) the terms and conditions under which the Provider will make the Drive to Store Platform available to the Client.

IT IS AGREED AS FOLLOWS:

Article 1 – Purpose of the Contract

The purpose of the Contract is to determine the conditions under which the Provider makes its Drive to Store Platform available to the Client.

For each operation, the Client will send an Insertion Order to the Provider, with the different characteristics of the operation and in particular the Campaign Plan (***, ***, ***, ***, ***, etc.)

Article 2 – Provider’s obligations

2.1 Obligation of Platform provision

The Provider undertakes to distribute and deliver the campaigns ordered by the Client, in accordance with the Campaign plan determined in the insertion order (***, ***, ***, etc.)

The Provider undertakes to provide the Client with the results of the Drive to Store Campaigns as well as the measurement of the number of visits to the points of sale, carried out by an independent partner.

The Client guarantees the Provider (a) that the Media comply with all applicable laws, regulations and regulations and do not contain any pornographic, defamatory, violent, hateful, racist, obscene or illegal content; (b) that it holds all the rights, consents and licenses to disseminate the Campaigns on the Media; and (c) that the Media do not infringe the image rights or infringe the intellectual property rights of any third party. In the event that the Client informs the Provider that the Drive to Store Campaigns are broadcast on such a media medium, the Provider agrees to make every effort to proceed to the immediate withdrawal of the Advertisements on this Media, will not invoice these Campaigns and will proceed to the insertion of the number of Drive to Store Campaigns impacted on appropriate Media. The Provider undertakes to indemnify the Client against any recourse by third parties relating to the broadcasting of an Advertisement on such a Support.

The Provider undertakes to defend the Client at its sole expense against any claim, suit, legal action or proceeding brought by third parties, and to indemnify the Client against all damages, payments, defaults, fines, judgements, transactions, liabilities, losses, costs and costs (including, but not limited to, compensation for reasonable attorneys’ fees, and other costs, penalties, interest, costs and disbursements), which the Client is liable to third parties, as a result of (a) any breach of the Provider’s representations and warranties or (b) the violation of any third party’s intellectual property rights by the Provider.

Article 3 – Obligations of the Client

The Client undertakes to defend the Provider at its sole expense against any claim, suit, legal action or proceeding brought by third parties, and to indemnify the Provider against all damages, payments, defaults, fines, judgements, transactions, liabilities, losses, costs and costs (including, but not limited to, compensation for reasonable attorneys’ fees, and other costs, penalties, interest, costs and disbursements), which the Provider is liable to third parties, as a result of any breach of the contractual obligations of the Client.

Article 4 – Rates and remuneration

4.1 Rates and invoicing of the Platform

The cost of providing the Platform for the duration of this contract is ***.

In particular, this amount gives entitlement to *** in media credit, according to the pricing schedule defined in Annex 1. From the moment that the amounts invested in media by the Client over the year exceed ***, the additional media will be invoiced according to the pricing grid defined in Annex 1. The amount not spent in media credit will be billed as of 31 December.

The Client is free to spend its credits as it wishes between the different products and operations.

In the event that the Client has not used all of its media credits on 31 December, it will have a period of 45 consecutive days to use the balance, from 1st January 2024.

4.2 Terms and conditions of payment

The amounts will be invoiced by the Provider at the end of each campaign, according to the ***. Invoice must be paid within 30 days.

4.3 Late payment interest and recovery costs

In accordance with Article L441-6 of the French Commercial Code, any sum not paid on the payment date appearing on the invoice will give rise, as of right and without a reminder from the Provider being necessary, to the payment of late payment interest due from the day following this same date and until its full payment on the basis of three times the statutory interest rate and a fixed charge for recovery costs of forty euro (€40), as well as the reimbursement of any recovery costs incurred by the Media Company in the amount of the costs justified by it.

Article 5 – Term and termination of the Contract

The Contract takes effect from 1st January 2023 until 1st January 2024.

The Contract will be renewed by tacit agreement.

The Contract may be terminated by both Parties by written notice, subject to thirty (30) days’ notice before the end of each commitment year.

Article 6 – Representations and warranties

The Parties guarantee that they have duly completed all the formalities necessary for the exercise of their activity, and comply with all the obligations incumbent upon them under the regulations in force, and in particular their fiscal and social obligations.

The Provider warrants that the Drive to Store Platform does not contravene any regulations in force, nor any rights of third parties (including intellectual property rights).

The Provider assumes full responsibility for the provision of the Drive to Store Platform.

The liability of each Party may only be incurred in the event of direct damage resulting from a fault committed by one of the Parties in the performance of its obligations under the Contract.

Article 7 – Intellectual Property

The Client grants the Provider a right to use and reproduce its trademark and distinctive signs for the performance of the Contract.

The Client warrants the Provider against any recourse and/or actions that may be exercised against it by third parties likely to claim any right whatsoever over the brand, the distinctive signs and/or the logo of the Client and its use by the Provider under the conditions defined in the Contract.

The Contract does not confer on either Party any property or exclusivity over the trademarks, distinctive signs and names held by the other Party. It is in no way comparable to a trademark license within the meaning of the French legislation applicable to this type of contract.

Article 8 – Confidentiality

Each Party undertakes, throughout the term of the Contract and for a period of 5 years after the end of the contractual relationship, for any reason whatsoever, not to disclose to a third party, free of charge or against payment, in any form whatsoever, without the prior written consent of the other Party, the terms of the Contract, the information, documents or data made available to it by the other Party or obtained during the performance of the Contract, concerning in particular its activities, its commercial, advertising or financial policy, its management or organisational plans, its computer applications, its technical and technological means, unless such disclosure is required by law or the regulations or for the purposes of legal proceedings.

Article 9 – Personal data

In the context of the provision of the Drive to Store Platform, the Provider processes data from Users in order to ensure the dissemination of the Campaigns in accordance with the campaign plan defined by the Client.

As data controller, the Provider undertakes to process the personal data necessary in the context of the performance of the Service in accordance with national and European legal and regulatory obligations in the field of the protection of personal data provided in particular by the General Regulation on the Protection of Personal Data of 27 April 2016 (hereinafter “GDPR”), Law no. 78-17 “Data Protection and Data Protection” of 6 January 1978 as amended, its decrees adopted for its application and the deliberations taken by CNIL (the French Data Protection Authority).

In particular, the Provider undertakes to:

-	ensure the security of the processing and to implement all appropriate technical and organisational measures to maintain the integrity, availability and confidentiality of Users’ personal data;

-	respect the rights of Users and in particular, their right of access, opposition, rectification and deletion of personal data concerning them.

The Provider shall be liable in the event of non-compliance with the regulations relating to personal data, it shall guarantee and indemnify the Client (including legal fees and attorneys’ fees) against any action, claim or request brought by an authority or a third party following any breach by the Provider under the terms of this Article.

Article 10 – Force majeure

Neither the Provider nor the Client incur any liability hereunder in the absence of delivery or in the absence of dissemination of the advertisements due to an event of force majeure.

For the purposes hereof will be, in particular and without this list being exhaustive, considered as cases of force majeure: wars, invasions, rebellions, civil wars, natural disasters, degradation or transmission failures of a technical system for broadcasting communications belonging to a third party or occurring due to a third party, and in general any external, unforeseeable and irresistible event, usually considered as such by the French Court of Cassation.

Article 11 – Assignment

Any change of direct or indirect control of the Provider shall be treated as an assignment of its obligations under the Contract.

Article 12 – Waiver

The fact that one of the Parties delays in exercising or refrains in whole or in part from exercising any right, power or privilege arising hereunder shall not constitute a waiver of that right, power or privilege, preventing any further exercise of that right, power or privilege.

A waiver to invoke the existence or the total or partial violation of any of the clauses of this Contract shall have effect only if expressed in writing signed by the person duly authorised to do so. Such waiver shall not constitute a modification or deletion of the relevant clause or a waiver to invoke previous, concurrent or subsequent breaches of the relevant clause or other clauses.

Article 13 – Entirety

13.1	The Contract cancels and supersedes all proposals, agreements, written or verbal commitments relating to the same subject and which are prior to its signature date.

13.2	The Parties acknowledge that the Contract constitutes the entirety of their agreement relating to the purpose of the Contract.

13.3	The preamble and the Annexes to this Contract form an integral part thereof and have the same contractual value.

13.4	Any modification of the Contract must be recorded in writing in the form of an amendment to the Contract signed by the persons duly authorised by each Party.

Article 14 – Headings

The headings placed at the head of the articles and paragraphs of the Contract are intended exclusively to facilitate the organisation of the text of said articles and paragraphs, and no interpretation of the Contract or its content may be inferred from these. In the event of difficulties in interpretation between any of the headings of the articles and any of the articles, the headings will be declared non-existent.

Article 15 – Independence of the clauses

The fact that a provision or a clause hereof proves to be illegal or unenforceable does not have the effect of cancelling the present; only the provision or the clause at issue will be considered null and void and will be replaced by a valid provision of equivalent legal and economic effect, which the Parties undertake to negotiate in good faith, and as the Parties would have agreed had they known the illegality, nullity or unenforceability of the said provision.

Article 16 – Applicable law and jurisdiction

This Contract is subject to French law. Any dispute that may arise between the Parties concerning the validity of the interpretation and/or performance hereof shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.

Signed in Paris
On 17/02/2023

In two (2) original copies, one for each Party.

The Provider	The Client
Represented by Rahul Agarwal, President, duly authorised for this purpose,	Represented by Galienne de Tournemire, Business Director, duly authorised for this purpose

*** Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Annex 1: Pricing conditions

The media inventory is proposed according to the following price list and retroactively to 1st January 2023:

These rates are subject to the application of Kairos measurement and optimisation fees of ***% maximum.

1.	For Drive to Store Campaigns (national and local)

Format	*** (***)
Interstitial	***
Insert	***
Banner	***
Web insert	***
Web banner	***
Vertical banner	***

The Provider will offer ***% free inventory for each campaign. This free inventory will be attributed directly to each campaign.

These amounts include all Services performed in connection with the provision of the Drive to Store Platform: Targeting, creation of visuals, management of operations, performance measurement by a trusted third party, provision of end-of-campaign reports.

2.	For prospectus transactions

Prospectus transactions are marketed in the form of an audience package.

The Provider will apply a guaranteed cost/contact of €*** to all audience packages marketed.

The packages referenced to date are:

Contacts	Retail chain	Cost of the package in € ex. VAT per point of sale
8,000	Netto	***
10,000	Intermarché	***
15,000	Netto	***
18,000	Intermarché	***
20,000	Netto	***
2,000	Intermarché	***
25,000	Netto	***
35,000	Intermarché	***
55,000	Intermarché	***

If the Client wishes to create a new package, its price will be defined by the following formula: Number of guaranteed contacts x €***

The Provider receives 21 days before the launch of operations the list of participating points of sale and the pack ordered, making it possible to determine the number of credits used for the launch of the campaign.

The list of points of sale can be adjusted up to 5 days before the start of operations. After this period, each point of sale having subscribed to the operation will be invoiced.